INVESTMENT ADVISORY AGREEMENT FOR SUBADVISER


         AGREEMENT made as of the __ day of August, 1998 by and among WEISS, PECK & GREER, L.L.C., a Delaware limited liability company (the "Investment Adviser"), WEISS, PECK & GREER INTERNATIONAL FUND, a Massachusetts business trust (the "Fund"), and Hill Samuel Asset Management Limited, an entity organized under the laws of the United Kingdom (the "Subadviser").

         The Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Investment Adviser and the Subadviser are investment advisers registered under the Investment Advisers Act of 1940. The Investment Adviser is also a broker-dealer registered under the Securities Exchange Act of 1934.

         Pursuant to authority granted the Investment Adviser by the Fund's Trustees and pursuant to the provisions of the Investment Advisory Agreement dated August [__], 1998 between the Investment Adviser and the Fund, the Investment Adviser has selected the Subadviser to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below, and the Subadviser is willing to act as such sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Investment Adviser and the Fund agree with the Subadviser as follows:

         1. The Subadviser will regularly provide the Fund with advice concerning the investment management of that portion of the Fund's portfolio designated by the Investment Adviser (the "International Portfolio"), which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information, and any investment guidelines or other instructions received in writing from the Investment Adviser. The Subadviser will determine what securities shall be purchased for the International Portfolio, what securities shall be held or sold by the International Portfolio, subject always to the provisions of the Fund's Declaration of Trust and By-laws and the 1940 Act, and to the investment objectives, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, for qualification as a regulated investment company) of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Investment Adviser, and subject, further, to such policies and instructions as the Board of Trustees or the Investment Adviser may from time to time establish and deliver to the Subadviser. The Investment Adviser shall provide the Subadviser with written statements of such Declaration of Trust, By-laws, investment objectives and policies; and instructions, as in effect from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents.



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         The Investment Adviser shall oversee the management of the
International Portfolio by the Subadviser. The Investment Adviser shall manage directly, and the Subadviser shall not be responsible for the management of, any portion of the Fund's portfolio not designated as part of the International Portfolio. The Investment Adviser shall determine on a continuous basis, upon consultation with the Subadviser, the allocation of the Fund's assets among countries. The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Investment Adviser, the Fund or its Trustees the information required to be supplied under this Agreement.

         In the performance of the Subadviser's duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund or of the Investment Adviser. The Subadviser will make its officers and employees available to meet with the Fund's officers and Trustees at least quarterly on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

         2. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Fund including, but not limited to, the following: legal expenses; auditing and accounting expenses; expenses of maintenance of the Fund's books and records relating to the Fund, including computation of the Fund's daily net asset value per share and dividends; interest, taxes, governmental fees and membership dues; fees of custodians, transfer agents, registrars or other agents; expenses of preparing share certificates; expenses relating to the redemption or repurchase of the Fund's shares; expenses of registering and qualifying Fund shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses, reports, notices and dividends to Fund shareholders; cost of stationery; costs of shareholders and other meetings of the Fund; traveling expenses of officers, trustees and employees of the Fund, if any; travelling expenses incurred by officers or employees of the Subadviser in attending meetings of the Fund's Board of Trustees or such other meetings as the Fund's Trustees or officers request; fees of the Fund's trustees and salaries of any officers or employees of the Fund; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers and trustees. The Fund shall reimburse the Subadviser for any such expenses or other expenses of the Fund, as may be reasonably incurred by such Subadviser on the Fund's behalf. The Subadviser shall keep and supply to the Fund and the Investment Adviser adequate records of all such expenses.



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         3. Except as provided below, for all investment management services to be rendered hereunder, the Investment Adviser will pay the Subadviser an annual fee, payable quarterly, which varies in accordance with the total amount of daily net assets of the Fund. The annual advisory fee expressed as a percent of the average daily net assets of the Fund is 0.40%. For any period less than a full fiscal quarter during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full fiscal quarter. The Fund shall have no responsibility for any fee payable to the Subadviser.

         For purposes hereof, the value of net assets of the Fund shall be computed in the manner specified in the Fund's Prospectus and Statement of Additional Information for the computation of the value of the net assets of the Fund in connection with the determination of net asset value of its shares. On any day that the net asset determination is suspended as specified in the Fund's Prospectus, the net asset value for purposes of calculating the advisory fee shall be calculated as of the date last determined.

         In the event that the advisory fee payable by the Fund to the Investment Adviser shall be reduced, the amount payable to the Subadviser shall be likewise reduced by a proportionate amount.


         The fees payable to the Subadviser by the Investment Adviser under this Agreement shall, upon receipt by the Investment Adviser of its fees under the Fund's Investment Advisory Agreement with the Investment Adviser, be paid by the Investment Adviser into an interest-bearing escrow account in the event that (i) the Securities and Exchange Commission issues an order permitting the implementation of this Agreement prior to the approval of this Agreement by the holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund and (ii) the holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund have not voted to approved this Agreement by the date of the closing of the acquisition by Robeco Groep N.V. of the outstanding equity interests of the Investment Adviser. If such approval has subsequently been obtained by _________ , 1998, the fees paid by the Investment Adviser into the escrow account (and interest thereon) shall be paid to the Subadviser. If such approval has not been obtained by _________ , 1998, this Agreement shall terminate and the fees paid by the Investment
Adviser into the escrow account (and interest thereon) shall be paid to the Investment Adviser and the Investment Adviser shall have no responsibility to pay such fees to the Subadviser.


         4. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its managing directors, officers or employees will act as a principal or agent or receive directly or indirectly any compensation in connection with the purchase or sale of investment securities by the Fund, other than the compensation provided for in this Agreement. The Subadviser, or its agent, shall arrange for the placing of all orders for the purchase and sale of non-United States portfolio securities for the International Portfolio with


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brokers or dealers selected by the Subadviser, provided that the Subadviser shall not be responsible for brokerage commissions. In the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed at all times to seek for the Fund the most favorable execution and net price available. It is contemplated that the Investment Adviser will act as broker for the Fund in any orders for purchase and sale of portfolio securities within the United States. Neither the Subadviser nor any affiliate of the Subadviser will act as principal or receive directly or indirectly any compensation in connection with the purchase or sale of investment securities by the Fund, other than compensation provided for in this Agreement or in the Investment Advisory Agreement of the Fund and such brokerage commissions as are permitted by the 1940 Act, it being contemplated that Lloyds Bank Stockbrokers may act as principal broker for the Fund in the purchase and sale of portfolio securities on United Kingdom security exchanges. The Subadviser agrees that all transactions effected through brokers affiliated with the Subadviser shall be effected in compliance with the written procedures established from time to time by the Board of Trustees of the Fund pursuant to Rule 17e-1 under the 1940 Act, copies of which shall be provided to the Subadviser by the Investment Adviser.

         5. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at higher commissions to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Fund's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients. If any occasion should arise in which the Subadviser gives any advice to its clients concerning the shares of the Fund, the Subadviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund. The Subadviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Subadviser may render investment advice, management and other services to others.

         The Subadviser will advise the Fund's custodian and the Investment Adviser on a prompt basis of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchases, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. From time to time as the Trustees of the Fund or the Investment Adviser may reasonably request, the Subadviser will furnish to the Fund's officers and to each of its Trustees, at the Subadviser's expense, reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Fund or the Investment Adviser may reasonably request.



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         6. The Subadviser will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Subadviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected, with due care and in good faith; but nothing herein contained will be construed to protect the Subadviser against any liability to the Investment Adviser, the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Subadviser may consult with legal counsel (who may be counsel to the Fund, the Board of Trustees or the Investment Adviser) concerning any questions that may arise with reference to its duties under this Agreement or the Fund's Declaration of Trust and By-laws, and the opinion of such counsel shall be full and complete protection in respect of any action taken or omitted by the Subadviser hereunder in good faith and in accordance with such opinion.

         7. Except as provided in Section 3 above, this Agreement shall remain in force until [_______ __, 2000] and from year to year thereafter, but only so long as such continuance, and the continuance of the Investment Adviser as investment adviser of the Fund, is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Subadviser or the Investment Adviser of the Fund, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may, upon not more than 60 days' written notice, be terminated at any time without the payment of any penalty, (a) by the Fund, by the Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, (b) by the Investment Adviser or (c) by the Subadviser. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         8. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees, including a majority of the Trustees who are not interested persons of the


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Investment Adviser or the Subadviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

         It shall be the responsibility of the Subadviser to furnish to the Trustees of the Fund such information as may reasonably be necessary in order for such Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 7 or 8 hereof.

         9. The Subadviser will conform its conduct in accordance with and will ensure that the International Portfolio conforms with the 1940 Act, and all rules and regulations thereunder, the requirements for qualification as a regulated investment company of Subchapter M of the Internal Revenue Code, all other applicable federal and state laws and regulations, and with the provisions of the Registration Statement as amended or supplemented, of the Fund under the Securities Act of 1933, as amended, and the 1940 Act.

         10. The Subadviser has reviewed the Registration Statement of the Fund as filed with the Securities and Exchange Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further represents and warrants that it is an investment adviser registered under the 1940 Act.

         11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, by executing this Agreement, the Subadviser consents to the service of process in the State of New York and consents to the jurisdiction of any U.S. federal or New York State court sitting in the borough of Manhattan, City of New York, New York.

         12. It is understood and expressly stipulated that neither the holders of shares of the Fund nor the Trustees shall be personally liable hereunder. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                  WEISS, PECK & GREER INTERNATIONAL
                                  FUND



                                  By:____________________________

                                  Its: __________________________

                                  HILL SAMUEL ASSET MANAGEMENT
                                  LIMITED



                                  By:____________________________

                                  Its: __________________________

                                  WEISS, PECK & GREER, L.L.C.



                                  By:____________________________

                                  Its: __________________________